                 (LETTERHEAD OF RICHARD A. EISNER & CO., L.L.P.)

                                February 9, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir and Madam:

We have read the statements made by InKine Pharmaceutical Company, Inc. in Item 4 of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.

                       Very truly yours,

                       /s/ RICHARD A. EISNER & CO., L.L.P.






                                      4